Exhibit 10.3
AGREEMENT FOR THE TERMINATION OF FIXED TERM EMPLOYMENT CONTRACT
This agreement is made between Foster Wheeler Continental Europe S.r.l. (“The Company”), represented by Mr.Antonio Vietti, Human Resources Director, on one side
and
Mr. Umberto della Sala (“The Executive”), born in Avellino Italy on April 4°, 1948, employed with Foster Wheeler Continental Europe S.r.l. by means of a fixed term contract as of April 1st, 2008, on the other side.
By executing this agreement the Company and the Executive agree as follows:
1.	with the signature of this agreement the Executive formally resigns as an employee of the Company and requires the Company to terminate the employment contract in force on September 30, 2008, without applying any deduction for the anticipated termination of the fixed term contract in force;

2.	the Company does accept the above mentioned Executive resignation and with the signature of this agreement confirms that the employment contract in force with the Executive will terminate for any purpose on September 30, 2008; furthermore, the Company confirms that the Executive will not be subject to any deduction for the anticipated termination of the employment contract;
Agreed and signed in Corsico (Mi) on September 30, 2008
FOSTER WHEELER CONTINENTAL EUROPE THE EXECUTIVE

BY

/s/ Antonio Vietti NAME: Antonio Vietti	/s/ Umberto della Sala NAME: Umberto della Sala
TITLE: Human Resources Director